70 Maxess Road ▪ Melville, NY  11747
631-396-5000 ▪ Fax: 631-396-3016

FOR IMMEDIATE RELEASE

Arrow Electronics, Inc. to Acquire Nu Horizons Electronics Corp.
in an All-Cash Transaction

MELVILLE, NY – September 20, 2010 – Nu Horizons Electronics Corp. (Nasdaq: NUHC; "Nu Horizons") today announced the signing of a definitive agreement providing for the acquisition of Nu Horizons by Arrow Electronics, Inc. (NYSE: ARW; "Arrow") in an all-cash transaction in which Nu Horizons shareholders will receive $7.00 for each share of Nu Horizons common stock they own.

Nu Horizons is a leading global distributor of advanced technology semiconductor, display, illumination and power solutions to a wide variety of commercial original equipment manufacturers and electronic manufacturing services providers.

"This transaction represents an excellent value for Nu Horizons’ shareholders and a compelling opportunity for our employees, customers and suppliers," stated Martin Kent, CEO and President of Nu Horizons.  "To compete successfully in today’s global marketplace, size and scale are very important.  We are pleased to become part of a leading global company with enhanced resources.  Arrow’s world-class operational capabilities and supply chain will enable Nu Horizons to continue to deliver industry-leading value to our customers."

Under the terms of the agreement, which has been approved by both boards of directors, Nu Horizons shareholders will receive $7.00 per share in cash for Nu Horizons common stock.  This represents a significant premium for Nu Horizons shareholders based on the closing stock price of Nu Horizons on September 17, 2010.  The transaction is subject to the approval of shareholders of Nu Horizons as well as customary closing conditions and regulatory approvals.  The companies expect the transaction to close in the fourth quarter of 2010.

Houlihan Lokey acted as exclusive financial advisor and Farrell Fritz, P.C. LLP acted as legal counsel to Nu Horizons.

About Nu Horizons
Nu Horizons is a leading global distributor of advanced technology semiconductor, display, illumination and power solutions to a wide variety of commercial original equipment manufacturers (OEMs) and electronic manufacturing services providers (EMS).  With sales facilities in 54 locations across North America, Europe and Asia and regional logistics centers throughout the globe, Nu Horizons partners with a limited number of best-in-class suppliers to provide in-depth product development, custom logistics and life-cycle support to its customers.  Information on Nu Horizons and its services is available at www.nuhorizons.com.

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Arrow Electronics, Inc. to Acquire Nu Horizons Electronics Corp.
in an All-Cash Transaction	Page 2

Arrow Electronics, Inc. to Acquire Nu Horizons Electronics Corp.
in an All-Cash Transaction	Page 3

Nu Horizons Investor Relations Contact:	Nu Horizons Media Relations Contact:
Martin Kent	Jordan M. Darrow
Nu Horizons Electronics Corp.	Darrow Associates, Inc.
President and Chief Executive Officer	(631) 367-1866
(631) 396-5000	jdarrow@darrowir.com

Forward Looking Statement
This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements related to the benefits of the proposed transaction between Arrow Electronics, Inc. (“Arrow”) and Nu Horizons Electronics Corp. (“Nu Horizons”). These forward-looking statements are based on information available to Arrow and Nu Horizons as of the date of this release and current expectations, forecasts and assumptions and involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. Such risks and uncertainties include a variety of factors, some of which are beyond Arrow’s or Nu Horizons’ control. In particular, such risks and uncertainties include: the risk that the transaction does not close, including the risk that the requisite stockholder and regulatory approvals may not be obtained; the level of business and consumer spending for electronic products; the competitive environment within the electronics industry; the ability of the Company to expand its operations; the financial strength of the Company's customers and suppliers; the cyclical nature of the distributor industry; pricing and gross margin pressures; loss of key customers; the ability to control of costs and expenses; the threat or occurrence of international armed conflict and terrorist activities both in the United States and internationally; risks and costs associated with increased and new regulation of corporate governance and disclosure standards (including pursuant to Section 404 of the Sarbanes-Oxley Act of 2002); and risks involving governmental regulation.  Information concerning additional factors that could cause results to differ materially from those projected in the forward-looking statements is contained in Arrow’s Annual Report on Form 10-K as filed with the Securities and Exchange Commission (the “SEC”) on February 3, 2010, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other of Arrow’s SEC filings, and Nu Horizons’ Annual Report on Form 10-K as filed with the SEC on May 7, 2010, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other of Nu Horizons SEC filings. These forward-looking statements should not be relied upon as representing Arrow’s or Nu Horizons’ views as of any subsequent date and neither undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made.